Exhibit 99.2
FREMONT GENERAL CORPORATION ANNOUNCED THAT
CAPITALSOURCE INC. HAS RECEIVED ALL REQUISITE REGULATORY
APPROVALS FOR PURCHASE OF BANK DEPOSITS AND BRANCHES AND
CERTAIN BANK ASSETS BY NEWLY-APPROVED CAPITALSOURCE BANK
— FREMONT GENERAL CORPORATION (PARENT COMPANY) HAS FILED FOR RELIEF
UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE
— FREMONT GENERAL CORPORATION FILES MOTION WITH BANKRUPTCY COURT FOR
APPROVAL OF CAPITALSOURCE TRANSACTION
     (BREA, CALIFORNIA) — June 18, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (OTC: FMNT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL” or the “Bank”), announced today that the California Department of Financial Institutions and the Federal Deposit Insurance Corporation (“FDIC”) have granted approval for CapitalSource Inc. (“CapitalSource”), through a newly formed wholly owned California industrial bank, CapitalSource Bank (in organization), to acquire a substantial portion of FIL’s assets, including all of FIL’s branches, and the assumption of all of FIL’s deposits pursuant to the terms of the Purchase and Assumption Agreement, dated April 13, 2008.
     In connection with such regulatory approvals, the Company filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. The filing was made today in the United States Bankruptcy Court for the Central District of California, Santa Ana Division. The Company intends to promptly file a motion with the Bankruptcy Court for its approval to complete the acquisition of FIL’s assets and deposits by CapitalSource in accordance with federal bankruptcy laws. This approval under the federal bankruptcy laws will be required to complete the transaction, as well as the satisfaction of other closing conditions.
     For the avoidance of any doubt, the Company wishes to make clear that Fremont Investment & Loan has NOT filed for bankruptcy and was not included as part of the bankruptcy filing by the Company. The Bank will continue to operate its business in the normal course. The bankruptcy filing by Fremont General does not and will not impact the operation of the Bank or affect its FDIC insurance of deposit accounts, which will continue to the fullest extent provided by law.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the FDIC.

     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
     The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.comand on the EDGAR’s section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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